Exhibit 99.1

EXHIBIT A

Form of Holdco Articles of Association

Publicis Omnicom Group N.V.
ARTICLES OF ASSOCIATION

Contents

1	Definitions; Interpretation	1
2	Name; Official Seat; Headquarters	4
3	Objects of the Company	5
4	Authorised Capital	5
5	Shares; Register of Shareholders	5
6	Resolution to Issue Shares; Conditions	6
7	Rights of Pre-emption	7
8	Payment for Shares	8
9	Company Dealings in its Shares	8
10	Financial Assistance	9
11	Reduction of the Issued Capital	10
12	Transfer of Shares; Pledging of Shares and Usufruct on Shares	10
13	Composition and Remuneration of the Board During the Initial Board Term	11
14	Group Chairman; Group Vice Chairman During the Initial Board Term	15
15	Group Co-CEO(s)	16
16	Duties, Allocation of Duties and Committees During the Initial Board Term	17
17	Representation; Conflicts of Interest	20
18	Approval of Board Resolutions	20
19	Vacancy or Inability to Act During the Initial Board Term	21
20	Indemnity	21
21	Financial Year and Annual Accounts	22
22	Adoption of the Annual Accounts; Release From Liability	23
23	Profits and Distributions	23
24	Annual General Meetings of Shareholders	24
25	Other General Meetings of Shareholders	25
26	Notice, Agenda and Venue of Meetings	25
27	Admittance and Rights at Meetings	26
28	Chairman and Secretary of the Meeting	27
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29	Minutes; Recording of Shareholders' Resolutions	27
30	Adoption of Resolutions in a Meeting	27
31	Voting	28
32	Meetings of Holders of Preference Shares	28
33	Amendment of the Articles; Change of Corporate Form	28
34	Statutory Merger and Statutory Demerger	29
35	Dissolution and Liquidation	29
36	Transitional Provision: Governance of the Company After the Initial Board Term	30
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ARTICLES OF ASSOCIATION

1	Definitions; Interpretation
1.1	In these Articles, the meanings of capitalised terms used and not otherwise defined in these Articles are set forth as follows:

“2015 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2015.

“2016 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2016.

“2017 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2017.

“2018 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2018.

“2019 Annual Meeting” means the annual General Meeting of Shareholders that is held in the year 2019.

“Applicable Group CEO O” has the meaning attributed thereto in Article 36.

“Articles” means these Articles of Association of the Company, as amended or restated from time to time in accordance with these Articles.

“Board” means the Board of Directors of the Company.

“Board Committees” means each committee of the Board as referred to in Article 16.7, which may consist of the following, among others, subject to the requirements of applicable law and regulation, the rules of each Exchange, these Articles or the Board Rules: the Finance Committee; the Audit Committee; the Nominating and Corporate Governance Committee; and the Compensation Committee.

“Board Rules” means the Board Rules of the Company, as amended or restated from time to time in accordance with the Board Rules and these Articles.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in (i) Amsterdam, the Netherlands, (ii) Paris, France and (iii) New York, State of New York, United States of America.

“CEO” means Chief Executive Officer.

“Closing Date” means [●] [●], [●].

“Company” means the company, the internal organisation of which is governed by these Articles.

“Company Group” means the Company together with its Subsidiaries.

“Demerger” has the meaning attributed thereto in Article 34.2.

“Director” means each member of the Board, which, for the avoidance of doubt, shall include each Executive Director and each Non-Executive Director.

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“Directors O” means the Leader Director O and the (as applicable, other) Non-Executive Directors O.

“Directors P” means the Leader Director P and the (as applicable, other) Non-Executive Directors P.

“Distributable Equity” means the portion of the Company’s equity that exceeds the aggregate of the issued and paid-up capital and the reserves that must be maintained pursuant to the laws of the Netherlands.

“EURIBOR” means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen on the date of the first issue of Preference Shares and at each anniversary of such date, or if such date is not a Business Day, the next Business Day. If the appropriate page is replaced or service ceases to be available at that date, the Board may specify another page or service displaying the appropriate rate or otherwise determine the appropriate rate.

“Exchange” means the New York Stock Exchange, the Euronext Paris Exchange and any other stock exchange, in each case on which Shares are listed from time to time.

“Executive Director” means a Director who holds an executive office with the Company and who is particularly responsible for the daily affairs of the Company.

“First Successor” has the meaning attributed thereto in Article 15.1.

“General Meeting” or “General Meeting of Shareholders” means the body of the Company consisting of the person(s) to whom, as Shareholder(s) or otherwise, voting and/or meeting rights attached to Shares accrue or, as the case may be, the general meeting of such persons or their representatives.

“Group CEO” means the co-CEOs or sole CEO of the Company at any particular time.

“Group CEO O” means the person who was the Group Co-CEO O during the Initial Co-CEO Term, or such successor in accordance with Articles 13.4, 13.5, 19.1 and 19.2.

“Group Chairman” means the Non-Executive Director appointed as chairman in accordance with these Articles, or such successor in accordance with Articles 13.4, 13.5 and 19.1.

“Group Chairman O” means any Group Chairman under these Articles who is then a Non-Executive Director O, or such successor in accordance with Articles 13.4, 13.5 and 19.1.

“Group Chairman P” means any Group Chairman under these Articles who is then a Non-Executive Director P, or such successor in accordance with Articles 13.4, 13.5 and 19.1.

“Group Co-CEO O” means the Initial Group Co-CEO O or such successor in accordance with Articles 13.4, 13.5, 19.1 and 19.2 and who shall, for the avoidance of doubt, also be a Director.

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“Group Co-CEO P” means the Initial Group Co-CEO P or such successor in accordance with Articles 13.4, 13.5, 19.1 and 19.2 and who shall, for the avoidance of doubt, also be a Director.

“Group Co-CEOs” means the Group Co-CEO O and the Group Co-CEO P.

“Group Vice Chairman” means the Non-Executive Director appointed as vice chairman in accordance with these Articles, or such successor in accordance with Articles 13.4, 13.5 and 19.1.

“Group Vice Chairman O” means any Group Vice Chairman under these Articles who is then a Non-Executive Director O, or such successor in accordance with Articles 13.4, 13.5 and 19.1.

“Group Vice Chairman P” means any Group Vice Chairman under these Articles who is then a Non-Executive Director P, or such successor in accordance with Articles 13.4, 13.5 and 19.1.

“in writing” means (except for purposes of Article 27.5) transmitted by letter or e-mail, or any other electronic means of communication, provided the relevant message is legible and reproducible.

“Initial Board Term” means the period beginning on the Closing Date and ending on such date as the Board determines to end such period approved by two-thirds (2/3) of the Whole Board, which date shall not be before the 2019 Annual Meeting, pursuant to a filing made with the Dutch Trade Register.

“Initial Co-CEO Term” means the period beginning on the Closing Date and ending on (i) the date that is thirty (30) months after the Closing Date; or (ii) if the Group Co-CEO P so elects (in his or her sole discretion) to shorten the term, such shorter term as the Group Co-CEO P so elects.

“Initial Group Co-CEO O” means the person who was the CEO of Omnicom Group Inc. immediately prior to the Closing Date.

“Initial Group Co-CEO P” means the person who was the CEO of Publicis Groupe S.A. immediately prior to the Closing Date.

“Leader Director O” means the Group Co-CEO O, the Group CEO O, or the Group Chairman O (and former Group CEO O), as applicable, or such successor in accordance with Article 13.4, 13.5, 19.1 and 19.2.

“Leader Director P” means the Group Co-CEO P or the Group Chairman P (and former Group Co-CEO P), as applicable, or such successor in accordance with Article 13.4, 13.5, 19.1 and 19.2.

“Non-Executive Director” means a Director who does not hold executive office with the Company.

“Non-Executive Directors O” means those persons appointed as Non-Executive Directors O or their successors in accordance with Articles 13.4, 13.5 and 19.1.

“Non-Executive Directors P” means those persons appointed as Non-Executive Directors P or their successors in accordance with Articles 13.4, 13.5 and 19.1.

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“Ordinary Share” means an ordinary share in the capital of the Company.

“Preference Share” means a cumulative preference share in the capital of the Company.

“Preferred Dividend” has the meaning attributed thereto in Article 23.1.

“Share” means a share in the capital of the Company, including, unless the contrary is apparent, both Ordinary Shares and Preference Shares.

“Shareholder” means a holder of one (1) or more Shares, including, unless the contrary is apparent, both holders of one (1) or more Ordinary Shares and holders of one (1) or more Preference Shares.

“Subsidiary” means a subsidiary of the Company as referred to in Section 2:24a of the Dutch Civil Code.

“Transition Time” has the meaning attributed thereto in Article 36.

“Whole Board” means the total number of Directors that the Company would have if there were no vacancies.

1.2	Save where the context dictates otherwise, in these Articles:
(a)	the words “hereof,” “herein,” “hereunder” and “hereby” and words of similar import, when used in these Articles, shall refer to these Articles as a whole and not to any particular provision of these Articles;
(b)	words and expressions in the singular form also include the plural form and vice versa;
(c)	words and expressions in the masculine form also include the feminine form;
(d)	wherever the word “include,” “includes” or “including” is used in these Articles, it shall be deemed to be followed by the words “without limitation”; and
(e)	a reference to a statutory provision counts as a reference to that statutory provision along with all amendments, additions and replacing legislation that may apply from time to time.
1.3	Headings of clauses and other headings in these Articles are inserted for ease of reference and do not form part of the Article concerned for the purpose of its interpretation.
2	Name; Official Seat; Headquarters
2.1	The Company’s name shall be Publicis Omnicom Group N.V.
2.2	The Company shall have its official seat in Amsterdam, the Netherlands.
2.3	The Company Group shall have operational headquarters located in Paris, France and New York, State of New York, United States of America and/or such other locations as the Board deems necessary or advisable.
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3	Objects of the Company

The objects of the Company are:

(a)	to incorporate, to participate in, to manage, to cooperate with, to maintain and to supervise, in any way whatsoever, businesses and companies, including businesses and companies of which the objects are to provide, exploit and enhance, in any way whatsoever, advertising, marketing and corporate communications services anywhere in the world, under all forms and regardless of the nature thereof, including digital advertising and communications and related services, including organizing any shows or radio or television broadcasts, setting up any radio, television or other programs, operating any movie theatres, recording or broadcasting studios or any projection or viewing rooms, restaurants, bookstores and related operations, paper publishing of any nature and mechanic publishing of any music, sketches, screenplays or dramas;
(b)	to finance and/or acquire, dispose of or otherwise transfer businesses and companies, real property, tangible and intangible assets and any right to or interest therein;
(c)	to borrow, to lend and to raise funds, including through the issue of bonds, debt instruments or other securities or evidences of indebtedness, as well as to enter into agreements in connection with the aforementioned activities;
(d)	to render advice and services to businesses and companies forming part of the Company Group and to third parties;
(e)	to grant guarantees, to bind the Company and to pledge its assets for obligations of businesses and companies forming part of the Company Group and on behalf of third parties;
(f)	to perform any and all activities of an industrial, financial or commercial nature; and
(g)	to do all that is connected therewith or may be complementary, supportive, ancillary or conducive thereto, all to be interpreted in the broadest sense.
4	Authorised Capital
4.1	The authorised capital of the Company shall be [●] euro (EUR [●]).
4.2	The authorised capital of the Company shall be divided into [●] ([●]) Ordinary Shares with a nominal value of [●] (EUR [●]) each, numbered [●] through [●] and [●] ([●]) Preference Shares, with a nominal value of [●] (EUR [●]) each, numbered P[●] through P[●].
5	Shares; Register of Shareholders
5.1	All Ordinary Shares shall be in registered form, provided that the Board may determine that some or all Ordinary Shares shall be in bearer form. All Preference Shares shall be in registered form.
5.2	With due observance of the applicable provisions of the laws of the Netherlands in respect of Shares in registered form, a register of Shareholders shall be kept by or on
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behalf of the Company at its principal place of business, which register shall be regularly updated and, at the discretion of the Board, may, in whole or in part, be kept in more than one (1) copy and at more than one (1) address. Part of the register of Shareholders may be kept abroad in order to comply with applicable foreign statutory provisions or rules of each Exchange.
5.3	The form and contents of the register of Shareholders shall be determined by the Board with due observance of Articles 5.2 and 5.6.
5.4	All entries and notes in the register of Shareholders shall be signed by one (1) or more persons authorised to represent the Company.
5.5	No share certificates shall be issued for Ordinary Shares in registered form, provided that the Board may determine that share certificates shall be issued for some or all Ordinary Shares in registered form. Bearer share certificates shall be issued for Ordinary Shares in bearer form, which certificates shall be numbered and/or use letters. The Board may issue bearer share certificates that represent more than one (1) share. Bearer share certificates may be exchanged for different bearer share certificates free of charge at all times. All bearer share certificates shall be signed by at least one (1) Director, whose signature may be in facsimile form. The Board may establish rules with respect to the issuance of bearer share certificates. No share certificates shall be issued for Preference Shares.
5.6	With respect to each Shareholder of Shares in registered form, such Shareholder’s name, address and such further information as required by the laws of the Netherlands or considered appropriate by the Board shall be recorded in the register of Shareholders.
5.7	Upon his or her request, a Shareholder of Shares in registered form shall be provided, free of charge, with written evidence of the contents of the register of Shareholders with regard to the Shares registered in his or her name, and the statement so issued shall be signed on behalf of the Company by a person to be duly authorized for that purpose by the Board. In order to comply with applicable foreign statutory provisions or rules of each Exchange, the Company may allow inspection of the register of Shareholders by, or provide information included in the register of Shareholders to, any applicable supervisory authority.
5.8	Articles 5.6 and 5.7 shall equally apply to persons who hold a pledge on or usufruct in a Share in registered form.
6	Resolution to Issue Shares; Conditions
6.1	Shares may be issued pursuant to a resolution of the General Meeting, or of another body of the Company designated for that purpose by a resolution of the General Meeting for a fixed period that may not exceed five (5) years. On such designation, the number and class of Shares that may be issued must be specified. The designation may be extended, from time to time, for a period not exceeding five (5) years. Unless the designation provides otherwise, it may not be withdrawn. For so long as the corporate body designated by the General Meeting is authorized to resolve upon the issuance of Shares pursuant to this Article 6.1, the General Meeting shall not be permitted to pass resolutions to issue Shares. A resolution of the General Meeting to issue Shares or to designate another body of the Company as the competent body to issue Shares may only be adopted at the proposal of the Board.
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6.2	A resolution to issue Shares shall stipulate the issue price and the other conditions of issue. Subject to Article 8.1, the issue price shall not be less than par, without prejudice to the provisions laid down in Section 2:80, subsection 2, of the Dutch Civil Code.
6.3	Article 6.1 shall apply by analogy to the granting of rights to subscribe for Shares but shall not be applicable to the issue of Shares to persons exercising a right to subscribe for Shares previously granted.
7	Rights of Pre-emption
7.1	Upon issuance of Ordinary Shares, each holder of Ordinary Shares shall have a right of pre-emption in proportion to the aggregate nominal value of such holder’s Ordinary Shares, subject to Articles 7.2, 7.3 and 7.5. Holders of Ordinary Shares shall have a similar right of pre-emption if rights are granted to subscribe for Ordinary Shares.
7.2	Holders of Ordinary Shares shall have no right of pre-emption (i) on Ordinary Shares that are issued against non-cash contributions, (ii) on Ordinary Shares that are issued to employees of the Company or of a group company as defined in Section 2:24b of the Dutch Civil Code or (iii) on Preference Shares that are issued. Holders of Preference Shares shall have no right of pre-emption on Ordinary Shares or Preference Shares that are issued.
7.3	Prior to each single issuance of Ordinary Shares, the right of pre-emption may be limited or excluded by a resolution of the General Meeting. The right of pre-emption may also be limited or excluded by the body of the Company designated pursuant to Article 6.1 if, by a resolution of the General Meeting, it was designated and authorised for a fixed period, not exceeding five (5) years, to limit or exclude such right of pre-emption. For so long as the corporate body designated by the General Meeting pursuant to Article 6.1 is authorized to limit or exclude such rights of pre-emption, the General Meeting shall not be permitted to pass resolutions to limit or exclude such rights of pre-emption. The designation may be extended, from time to time, for a period not exceeding five (5) years. Unless the designation provides otherwise, it may not be withdrawn. Notwithstanding Article 30.2, if less than one-half (1/2) of the Company’s issued capital is present or represented at the General Meeting, a majority of at least two-thirds (2/3) of the votes cast shall be required for a resolution of the General Meeting to limit or exclude such right of pre-emption or to make such designation. A resolution of the General Meeting to limit or exclude the right of pre-emption or to designate another body of the Company as the competent body to limit or exclude the right of pre-emption may only be adopted at the proposal of the Board.
7.4	The Company shall announce any issuance of Ordinary Shares with rights of pre-emption and the period of time within which such rights of pre-emption may be exercised (i) in the Dutch Government Gazette (Staatscourant) and in a nationally distributed newspaper, unless all Shares are in registered form and the announcement is made to all holders of Ordinary Shares in writing to the address provided by each of them, and (ii) in such other manner as may be required to comply with the rules of each Exchange. Such rights of pre-emption may be exercised during at least two (2) weeks after the day of notice in the Dutch Government Gazette (Staatscourant) or after the dispatch of the announcement to the Shareholders, as applicable.
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7.5	Holders of Ordinary Shares shall have no right of pre-emption in respect of Ordinary Shares that are issued to a person exercising a right to subscribe for Ordinary Shares previously granted.
8	Payment for Shares
8.1	The full nominal value of each Ordinary Share must be paid upon subscription, and, in addition, if the Ordinary Share is issued at a higher amount, the difference between such amounts must be paid upon subscription. Preference Shares may be issued against partial payment, provided that at least one-fourth (1/4) of the nominal value must be paid upon the issuance.
8.2	Payment for a Share must be made in cash, except to the extent that non-cash contribution has been expressly agreed upon. Payment in a currency other than euros may only be made with the consent of the Company and with due observance of the provisions of Section 2:93a of the Dutch Civil Code.
8.3	Non-cash contributions on Shares are subject to the provisions of Section 2:94b of the Dutch Civil Code.
8.4	The Board may at any desired time determine the day on which further payments on non-fully paid-up Preference Shares must be made and in what amount. The Board shall give the holders of the Preference Shares immediate notice of such resolution, and there must be at least thirty (30) days between that notification and the date by which the payment must have occurred.
8.5	The Board shall be authorised to perform legal acts relating to non-cash contributions on Shares and other legal acts as referred to in Section 2:94 of the Dutch Civil Code, without prior approval of the General Meeting.
9	Company Dealings in its Shares
9.1	When issuing Shares, the Company may not subscribe for its own Shares.
9.2	The Company may acquire fully paid-up Shares, provided either no valuable consideration is given or:
(a)	the Distributable Equity is at least equal to the purchase price;
(b)	the aggregate nominal value of the Shares to be acquired, and of the Shares already held, by the Company and its Subsidiaries, and of the Shares held in pledge by the Company, does not exceed one-half (1/2) of the Company’s issued capital; and
(c)	the Board has been authorised by the General Meeting thereto. Such authorisation shall be valid for not more than eighteen (18) months. The General Meeting must specify in the authorisation the number of Shares that may be acquired, the manner in which they may be acquired and the range within which the price may be set.
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9.3	The validity of the acquisition shall be decided on the basis of the amount of equity appearing from the last adopted balance sheet, less the aggregate of the acquisition price for Shares, the amount of loans as referred to in Article 10.3 and any distributions of profits or at the expense of reserves to others which have become due by the Company and its Subsidiaries after the balance sheet date. An acquisition in accordance with Article 9.2 shall not be permitted if more than six (6) months have elapsed after the end of a financial year without the annual accounts having been adopted.
9.4	The authorisation referred to in Article 9.2(c) is not required to the extent the Company acquires its own Shares that are quoted in the listing of any stock exchange in order to transfer them to employees of the Company or a company forming part of the Company’s group within the meaning of Section 2:24b of the Dutch Civil Code pursuant to a plan applicable to such employees.
9.5	The foregoing provisions of this Article 9 shall not apply to Shares that the Company acquires by universal succession of title.
9.6	The acquisition of Shares by a Subsidiary shall be subject to the provisions of Section 2:98d of the Dutch Civil Code.
9.7	Shares held by the Company may be transferred pursuant to a resolution of the Board.
9.8	In the General Meeting, no voting rights may be exercised for any Share held by the Company or a Subsidiary. However, pledgees and usufructuaries of Shares owned by the Company or a Subsidiary are not excluded from exercising voting rights if the right of pledge or the usufruct was created before the Share was owned by the Company or such Subsidiary. The Company or a Subsidiary may not exercise voting rights for a Share in which it holds a right of pledge or a usufruct.
9.9	The Company may dispose of acquired Shares.
10	Financial Assistance
10.1	Subject to Articles 10.2 and 10.3, neither the Company nor any of its Subsidiaries may give security, guarantee the price or in any other way answer to or bind itself, either severally or jointly, for or on behalf of third parties, with a view to a subscription for or an acquisition of Shares by others.
10.2	The prohibition of Article 10.1 shall not apply to Shares subscribed or acquired by or for employees of the Company or of a group company as defined in Section 2:24b of the Dutch Civil Code.
10.3	The Company and its Subsidiaries may provide loans with a view to the subscription or acquisition by others of Shares in the Company, but only to the extent permitted under and in compliance with Section 2:98c of the Dutch Civil Code.
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11	Reduction of the Issued Capital
11.1	The General Meeting may resolve to reduce the Company’s issued capital in accordance with the relevant provisions prescribed by the laws of the Netherlands, provided that such resolution may only be adopted at the proposal of the Board. Such resolution must designate the Shares to which the resolution pertains and must provide for the implementation of the resolution.
11.2	A reduction of the Company’s issued capital may be effected:
(a)	by cancellation of Shares held by the Company;
(b)	by reducing the nominal value of Shares, to be effected by an amendment of these Articles; or
(c)	by cancellation of all Preference Shares.
11.3	If all issued Preference Shares are cancelled, the following shall be paid:
(a)	upon the cancellation becoming effective, as repayment on each Preference Share, an amount equal to the amount paid on that Preference Share; and
(b)	immediately prior to the cancellation becoming effective, as a distribution on all Preference Shares at the expense of the Distributable Equity, subject to the provisions of Article 23.9:
(i)	any missing Preferred Dividend in relation to financial years prior to the financial year in which cancellation occurs; and
(ii)	any Preferred Dividend accrued during the financial year in which cancellation occurs but unpaid, to be calculated for this purpose over the period ending on the day of cancellation of the Preference Share.
11.4	Notwithstanding Article 30.2, if less than one-half (1/2) of the Company’s issued capital is present or represented at the meeting, a majority of at least two-thirds (2/3) of the votes cast shall be required for a resolution of the General Meeting to reduce the Company’s issued capital.
11.5	A reduction of the nominal value of Shares without repayment must be effected in proportion to all Shares. This principle may be deviated from with the consent of all Shareholders.
11.6	The notice convening a General Meeting of Shareholders, at which a proposal to reduce the Company’s issued capital is to be made, shall state the purpose of the capital reduction and the manner in which it is to be achieved.
11.7	A reduction of the Company’s issued capital shall furthermore be subject to the provisions of Sections 2:99 and 2:100 of the Dutch Civil Code.
12	Transfer of Shares; Pledging of Shares and Usufruct on Shares
12.1	For as long as Shares are admitted to the official listing on a regulated stock exchange (or system comparable) as referred to in Section 2:86c of the Dutch Civil Code, the transfer of a Share in registered form and the creation or transfer of a limited right thereon shall require a private deed to that effect and, except in the event the Company is party to that legal act, an acknowledgement in writing by the Company of the transfer. The acknowledgement shall be given in the private deed, by a dated statement embodying such acknowledgement on the private deed or on a true copy or extract thereof duly authenticated by a civil law notary or by the transferor. Serving of such private deed, true copy or extract on the Company shall be deemed to be equal to acknowledgement.
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12.2	If the Shares are no longer admitted to an official listing of a regulated stock exchange (or system comparable) as referred to in Section 2:86c of the Dutch Civil Code, Section 2:86 of the Dutch Civil Code shall apply, as a result of which a transfer of a Share and the creation or transfer of a limited right shall, inter alia, require a notarial deed to that effect.
12.3	The acknowledgement of transfer by the Company shall be signed by one (1) or more persons authorised to represent the Company.
12.4	Articles 12.1 and 12.2 shall apply correspondingly to the allotment of Shares by distribution of any community (verdeling van een gemeenschap).
12.5	Articles 12.1 through 12.4 shall apply by analogy to the pledging of Shares and to the creation or transfer of a usufruct on Shares.
12.6	Upon the creation of a right of pledge or usufruct on a Share, the voting rights attached to such Share may be assigned to the pledgee or usufructuary, with due observance of the relevant provisions of the laws of the Netherlands. Both the Shareholder without voting rights and the pledgee or usufructuary with voting rights shall have the rights conferred by the laws of the Netherlands upon holders of depositary receipts issued with a company’s cooperation for shares in its capital. The pledgee or usufructuary without voting rights shall not have the rights referred to in the preceding sentence.

GOVERNANCE DURING THE INITIAL BOARD TERM

13	Composition and Remuneration of the Board During the Initial Board Term
13.1	Each of the Non-Executive Directors (or his or her successor pursuant to Articles 13.4, 13.5 and 19.1) shall be appointed for a term beginning on the Closing Date and expiring at the end of the 2015 Annual Meeting and shall serve until his or her successor is elected or, if earlier, upon such Director’s resignation, removal or death. Subject to these Articles, including the provisions of Article 15.1, each of Leader Director O and Leader Director P shall be appointed for a term beginning on the Closing Date and expiring at the end of the 2017 Annual Meeting and shall serve until his or her successor is elected or, if earlier, upon such Director’s resignation, removal or death. Except as provided in the preceding sentence, each Director shall otherwise be appointed by the annual General Meeting of Shareholders for a term expiring at the end of the next annual General Meeting of Shareholders and shall serve until his or her successor is elected or, if earlier, upon such Director’s resignation, removal or death. During the Initial Board Term, notwithstanding anything to the contrary contained in these Articles, each of the Directors (or his or her successor in accordance with Articles 13.4, 13.5 and 19.1) shall be nominated in accordance with these Articles and the Board Rules for election and/or re-election, as applicable, to the Board pursuant to a binding nomination at each of the applicable General Meetings of Shareholders occurring during the Initial Board Term.
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13.2	Subject to the provisions of Article 13.3, during the Initial Board Term, the Board shall consist of sixteen (16) members, constituted as follows:
(i)	one (1) Leader Director O, who shall be an Executive Director while Group CEO, and a Non-Executive Director while Group Chairman;
(ii)	one (1) Leader Director P, who shall be an Executive Director while Group Co-CEO P, and a Non-Executive Director while Group Chairman; and
(iii)	fourteen (14) persons who shall be Non-Executive Directors, consisting of seven (7) Non-Executive Directors O and seven (7) Non-Executive Directors P.

At least six (6) of the Non-Executive Directors O and at least six (6) of the Non-Executive Directors P shall qualify as “independent” under the applicable rules of each Exchange.

13.3	In preparation for the 2018 Annual Meeting, the Board shall, in its sole discretion, consider and determine whether to reduce the number of Directors to fourteen (14), constituted as follows:
(i)	one (1) Leader Director O, who shall be the sole Executive Director while Group CEO, and a Non-Executive Director while Group Chairman;
(ii)	one (1) Leader Director P, who shall be a Non-Executive Director and Group Chairman; and
(iii)	twelve (12) persons who shall be Non-Executive Directors, consisting of six (6) Non-Executive Directors O and six (6) Non-Executive Directors P.

In such case, at least five (5) of the Non-Executive Directors O and at least five (5) of the Non-Executive Directors P shall qualify as “independent” under the applicable rules of each Exchange.

13.4	At each General Meeting of Shareholders occurring during the Initial Board Term, in accordance with Article 13.1, each of the Directors shall be nominated in accordance with these Articles and the Board Rules for election and/or re-election, as applicable, to the Board pursuant to a binding nomination at each of the applicable General Meetings of Shareholders. In the event of any such binding nomination process, the Board shall submit a binding nomination in accordance with Section 2:133 of the Dutch Civil Code and Article 13.5 to nominate persons for appointment as Directors (including to specify in any such nomination whether the nomination is for appointment as a Non-Executive Director or as an Executive Director, in each case, in accordance with these Articles and the Board Rules) at the General Meeting of Shareholders. The General Meeting shall appoint Directors solely from such binding nominations; provided, however, that the General Meeting may, by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued capital, resolve that the candidate(s) proposed pursuant to any binding nomination shall not be appointed as Director(s), in which case the Board shall, in accordance with Article 13.5, submit a new binding nomination (for the avoidance of doubt, comprised of nominees selected in accordance with these Articles and the Board Rules) with respect to any Board seats that are to be filled for the appointment of Director(s) at a further General Meeting of Shareholders, and the General Meeting shall appoint Directors solely from such binding nominations; provided, however, that the General Meeting may, by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued capital, resolve that the candidate(s) proposed pursuant to any binding nomination shall not be appointed as Director(s). Such process shall be repeated until the Board seats are filled.
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Until the conclusion of the Initial Board Term, any person who is appointed to the Board to fill a Board seat that was previously held by a Director O or a Director P shall be designated as a Director O or a Director P, respectively, for purposes of these Articles and the Board Rules.

13.5	At each General Meeting of Shareholders (or with respect to any vacancy) occurring during the Initial Board Term, binding nominations referred to in Article 13.4 (or the filling of any vacancy on the Board as the case may be) shall be made as follows:
(a)	Two subcommittees of the Nominating and Corporate Governance Committee shall be formed for the purpose of nominating to the Nominating and Corporate Governance Committee candidates, to be nominated for service as Directors O and Directors P, respectively. The subcommittee authorized to nominate persons for service as a Director O (including designation of a successor to the Group Chairman O, Group Vice Chairman O or Group CEO O) shall be comprised exclusively of Directors O, and the subcommittee authorized to nominate persons for service as a Director P (including designation of a successor to the Group Chairman P (subject to Article 14.2), Group Vice Chairman P or the Group Co-CEO P) shall be comprised exclusively of Directors P.
(b)	In the event that the binding nomination of a Director O or Director P at the General Meeting is required in respect of a vacancy or re-election, or otherwise, the applicable subcommittee shall make a nomination for service as Director O or Director P, respectively, to the Nominating and Corporate Governance Committee.
(c)	Upon the nomination of a Director O or Director P candidate by the applicable subcommittee in accordance with this Article 13.5, the Nominating and Corporate Governance Committee shall nominate to the Board such Director O or Director P nominee unless two-thirds (2/3) of the total number of members of the Nominating and Corporate Governance Committee (assuming no vacancies) votes not to nominate such Director O or Director P candidate, in which event such candidate shall not be nominated as a Director O or Director P at the General Meeting and the applicable subcommittee shall have the right to submit a new nomination (for the avoidance of doubt, comprised of one or more nominees selected in accordance with these Articles and the Board Rules) with respect to the applicable Board seat. Such process shall be repeated until the applicable nomination is made by the Nominating and Corporate Governance Committee. If, as a result of the applicable laws of the Netherlands, applicable rules of any Exchange, these Articles or the Board Rules, a recommended nominee of a subcommittee of the Nominating and Corporate Governance Committee does not qualify to serve as a Director, the Nominating and Corporate Governance Committee and the Board shall not be bound to give effect to such nomination, notwithstanding the failure of two-thirds (2/3) of the total number of members of the Nominating and Corporate Governance Committee (assuming no vacancies) to oppose such nomination. In such event such candidate shall not be nominated as a Director O or Director P at the General Meeting, and the applicable subcommittee shall have the right to submit a new nomination (for the avoidance of doubt, comprised of one or more nominees selected in accordance with these Articles and the Board Rules) with respect to the applicable Board seat. Such process shall be repeated until the applicable nomination is made by the Nominating and Corporate Governance Committee.
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(d)	Upon the nomination of a Director O or Director P candidate by the Nominating and Corporate Governance Committee pursuant to Article 13.5(c), the Board shall submit a binding nomination for such candidate at the applicable General Meeting of Shareholders, unless two-thirds (2/3) of the Whole Board votes not to nominate such Director O or Director P candidate, in which event such candidate shall not be nominated as a Director O or Director P at the General Meeting of Shareholders, and the process of selecting candidates for the applicable binding nomination shall be determined by new nomination pursuant to this Article 13.5 until such time as the Board has made all of its binding nominations with respect to the applicable Board seats to the General Meeting.
13.6	A Director may be suspended or removed by the General Meeting at any time by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company's issued capital.
13.7	Only natural persons may be Directors.
13.8	The Company shall establish a policy on the remuneration of the Board. The policy shall be adopted by the General Meeting, upon a proposal of the Board following the recommendation of the Compensation Committee. The policy on remuneration shall, in any case, include the subjects referred to in Sections 2:383c up to and including 2:383e of the Dutch Civil Code, insofar as these relate to the Board.
13.9	The Board shall determine, with due observance of the Board Rules and the policy referred to in Article 13.8, the remuneration for each member of the Board.
13.10	Proposals concerning plans or arrangements for share awards or share options to Directors shall be submitted by the Board following the recommendation of the Compensation Committee to the General Meeting for its approval. Such proposals must, at a minimum, state the number of shares or share options that may be granted to the Board and the criteria that apply to the granting of such shares or share options or the alteration of such arrangements.
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13.11	Notwithstanding anything in these Articles or the Board Rules to the contrary, no Executive Director shall participate in the decision-making process with respect to his or her remuneration or the remuneration of any other Executive Director.
14	Group Chairman; Group Vice Chairman During the Initial Board Term
14.1	One (1) Non-Executive Director shall serve as the Group Chairman and, except as set forth in this Article 14, one (1) Non-Executive Director shall serve as the Group Vice Chairman.
14.2	Following the Initial Co-CEO Term, subject to Article 14.4, (i) the Group Co-CEO P shall assume the role of Group Chairman pursuant to Article 15.1, and (ii) there shall be no Group Vice Chairman, and the Group Vice Chairman at such time shall resign from such position but shall continue as a Non-Executive Director in accordance with these Articles and the Board Rules.
14.3	During the Initial Co-CEO Term, the Group Chairman and Group Vice Chairman shall be nominated for appointment, and/or appointed, as applicable, pursuant to these Articles and the Board Rules, in accordance with the following:
(a)	During the period beginning on the Closing Date and ending at the end of the 2015 Annual Meeting: (i) the Chairman of the Board of Directors of Omnicom Group Inc. immediately prior to the Closing Date, or his or her successor in accordance with Articles 13.4, 13.5 and 19.1, shall be Group Chairman; and (ii) the Chairperson of the Supervisory Board of Directors of Publicis Groupe S.A. immediately prior to the Closing Date, or his or her successor in accordance with Articles 13.4, 13.5 and 19.1, shall be Group Vice Chairman;
(b)	During the period beginning at the end of the 2015 Annual Meeting and ending at the end of the 2016 Annual Meeting: (i) the Chairperson of the Supervisory Board of Directors of Publicis Groupe S.A. immediately prior to the Closing Date, or his or her successor in accordance with Articles 13.4, 13.5 and 19.1, shall be Group Chairman; and (ii) the Chairman of the Board of Directors of Omnicom Group Inc. immediately prior to the Closing Date, or his or her successor in accordance with Articles 13.4, 13.5 and 19.1, shall be Group Vice Chairman; and
(c)	Unless the Initial Co-CEO Term has lapsed, during the period beginning at the end of the 2016 Annual Meeting and ending upon the lapse of the Initial Co-CEO Term: (i) the Chairman of the Board of Directors of Omnicom Group Inc. immediately prior to the Closing Date, or his or her successor in accordance with Articles 13.4, 13.5 and 19.1, shall be Group Chairman; and (ii) the Chairperson of the Supervisory Board of Directors of Publicis Groupe S.A. immediately prior to the Closing Date, or his or her successor in accordance with Articles 13.4, 13.5 and 19.1, shall be Group Vice Chairman.
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14.4	Immediately following the conclusion of his or her term as Group CEO O, (i) if prior to the date that is sixty (60) months after the Closing Date, then such Group CEO O shall serve as Non-Executive Director and shall succeed to the role of Group Chairman on the date that is sixty (60) months after the Closing Date, or (ii) if following the date that is sixty (60) months after the Closing Date, then such Group CEO O shall succeed to the role of Group Chairman, and in either case, the Group Chairman P at such time shall resign from such position and continue as a Non-Executive Director P (and he or she, or his or her successor in accordance with Articles 13.4, 13.5 and 19.1, shall, for the avoidance of doubt, be “Leader Director P” for purposes of these Articles and the Board Rules) (in the case of either of clause (i) or clause (ii), it being understood that the number of Directors O shall in all cases be subject to Article 13.2 or 13.3, as applicable).
15	Group Co-CEO(s)
15.1	During the Initial Co-CEO Term, the Company shall have two (2) Group Co-CEOs, each with identical authorities and powers. During the Initial Co-CEO Term, the Group Co-CEOs shall be the Group Co-CEO O and the Group Co-CEO P. When the Initial Co-CEO Term has lapsed, the Group Co-CEO P shall (x) cease to be a Group Co-CEO and (y) assume the role of Group Chairman. Subject to Section 14.4, following the Initial Co-CEO Term, the Group CEO O shall serve as the sole CEO and Executive Director and shall be nominated for appointment by the General Meeting as Group CEO and Executive Director in accordance with the binding nomination process set forth in Article 13.4 at each General Meeting; provided, that notwithstanding anything to the contrary in these Articles (including Articles 19 and 13.5), (A) if the Initial Group Co-CEO O remains the Group CEO as of the sixty (60) month anniversary of the Closing Date, then following the appointment of the first replacement or successor Group CEO O (such person, the “First Successor”) to such Initial Group Co-CEO O (which, for the avoidance of doubt, shall be made pursuant to Article 19.2) or (B) if the Initial Group Co-CEO O is not the Group CEO as of the sixty (60) month anniversary of the Closing Date, then following the sixty (60) month anniversary of the Closing Date, (1) any replacement or successor Group CEO (and any corresponding initial nominations of (or subsequent determinations not to nominate for reappointment) any such replacement or successor at any General Meeting) shall require a vote of two-thirds (2/3) of all Non-Executive Directors (assuming no vacancies) and (2) Article 19.2 shall no longer apply. For the avoidance of doubt, (X) if the Initial Group Co-CEO O is not the Group CEO as of the sixty (60) month anniversary of the Closing Date as described in clause (B) above, then until such time as the Group CEO as of the sixty (60) month anniversary of the Closing Date is removed by a two-thirds (2/3) vote of the Non-Executive Directors (assuming no vacancies), resigns or dies (or there is another circumstance resulting in vacancy), such person shall continue to serve as the sole CEO and Executive Director and shall be nominated by binding nomination to the General Meeting as Group CEO and Executive Director at each General Meeting, and (Y) if the Initial Group Co-CEO O is the Group CEO as of the sixty (60) month anniversary of the Closing Date as described in clause (A) above, then until such time as the First Successor is removed by a two-thirds (2/3) vote of the Non-Executive Directors (assuming no vacancies), resigns or dies (or there is another circumstance resulting in vacancy), the Initial Group Co-CEO O (prior to the First Successor’s appointment) and the First Successor (thereafter) shall continue to serve as the sole CEO and Executive Director and shall be nominated by binding nomination to the General Meeting as Group CEO and Executive Director at each General Meeting.
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15.2	The Group CEO(s) shall be the sole Executive Director(s) of the Company and as such shall be responsible for the day-to-day business and general affairs of the Company and the Company Group as provided in Article 16.
15.3	The Group CEO shall assume the typical powers, authorities and responsibilities of a chief executive officer, including the responsibilities and authorities as set out in the Board Rules, it being understood that for so long as there are co-CEOs, their powers, authorities, duties and responsibilities shall be identical and shall require the Group Co-CEOs to act jointly, unless the Group Co-CEOs otherwise mutually agree in any instance or pursuant to any agreement.
16	Duties, Allocation of Duties and Committees During the Initial Board Term
16.1	Subject to applicable laws of the Netherlands, these Articles and the Board Rules, the Board shall divide its tasks between the Non-Executive Directors and the Executive Director(s). Such division of tasks shall in any event entail that the Non-Executive Directors shall supervise the policy and the fulfilment of duties of the Executive Director(s) and the general affairs of the Company, and they shall be further entrusted with such duties as are and shall be determined by or pursuant to these Articles or as set out in the Board Rules. Without limiting the scope of the Board’s role, the Board may determine that one (1) or more Directors may validly resolve on matters that are part of such Director’s tasks; provided that, other than delegations expressly conferred by these Articles or the Board Rules, any delegation by the Board of its powers and authorities (including the power to sub-delegate), or amendments thereto, shall require a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board. Such determination may be made as set forth in the Board Rules or otherwise in writing.
16.2	Subject to the restrictions imposed, and the power and authority delegated, by these Articles and the Board Rules, and taking into account Article 16.7, the business and affairs of the Company and the Company Group shall be managed by or under the direction of the Board. Without limiting the scope of the Board’s role, the Board may delegate its powers and authorities (including the power to sub-delegate) to: (i) the Group Chairman, the Group Vice Chairman and/or the Group CEO, as the case may be; and (ii) the Board Committees, where applicable; provided that, other than delegations expressly conferred by these Articles or the Board Rules, any such delegation referred to in (i) or (ii), or amendments thereto, shall require a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board. The Board shall supervise the execution of any responsibilities so delegated and is ultimately responsible for the fulfilment of its duties. The delegation by the Board of any of its powers and authorities may include the authority to adopt resolutions on behalf of the Board in respect of matters relating to such powers and authorities.
16.3	When making Board resolutions, each Director may cast one (1) vote (provided that, for the avoidance of doubt, a member representing one (1) or more absent members of the Board by written power of attorney shall be entitled to cast the vote on his or her own behalf and on behalf of each such absent member).
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16.4	Except as required by law, these Articles (including Article 16.5) or the Board Rules, resolutions of the Board shall be adopted by simple majority of the votes cast. The Board may only validly adopt resolutions in a meeting at which at least the majority of the Whole Board is present or represented, provided that at least one (1) Director O and at least one (1) Director P must be present at such meeting. A Director may authorise another Director to represent him or her at the Board meeting and vote on his or her behalf. The Board may also adopt resolutions outside a formal meeting, in writing, provided that the proposal concerned is submitted in writing to all Directors then in office and none of them objects to the proposed manner of adopting resolutions. Adoption of any such resolutions in writing shall only be effected by written statements in favour of such adoption from all Directors then in office.
16.5	Resolutions of the Board providing for or in connection with any of the following may only be adopted by a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board:
(a)	the removal of any Director, or any modification or reduction in the powers, authorities or responsibilities of any of the foregoing (including as Group Chairman or Group Vice Chairman);
(b)	the removal or suspension of any Group CEO, or the reduction in the power, authority or responsibility of any Group CEO;
(c)	any delegation or amendment thereto pursuant to Article 16.1 or 16.2;
(d)	creation of any new Board Committee or changes to the duties or the composition of the Board Committees or their respective committee charters;
(e)	changes to these Articles or changes to the Board Rules;
(f)	de-listing of, or any action reasonably expected to result in the de-listing of, the Company’s Shares from any Exchange;
(g)	any change to the ticker symbol under which the Company’s Shares trade on any Exchange;
(h)	change of the Company’s tax domicile;
(i)	a change of corporate form pursuant to Article 33.2, a merger pursuant to Article 34.1, a Demerger pursuant to Article 34.2 or dissolution pursuant to Article 35.1;
(j)	changes to the Company’s independent auditor;
(k)	any acquisition with aggregate value in excess of three hundred million euros (€300 million); and
(l)	any action during the period of any vacancy on the Board, as contemplated by Article 19; and
(m)	any other action expressly requiring the approval of at least two-thirds (2/3) of the Whole Board under these Articles or the Board Rules.
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16.6	With due observance of these Articles, the Board may establish further rules, in the Board Rules, regarding its decision-making processes and working methods, its internal organisation, the composition, duties and organisation of committees and any other matters, including matters concerning the Board, the Executive Director(s), the Non-Executive Directors, the Board Committees, the Group Chairman, the Group Vice Chairman and the Group CEO. The Board Rules may be amended and supplemented by the Board from time to time by a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board. The Board Rules may not be amended or supplemented by Shareholders. In case a change of the Board Rules at the same time would require a change of the Articles, or would conflict with the Articles, the change shall become effective only upon a change of the Articles. Subject to any additional restrictions under the laws of the Netherlands, any action taken by the Board or any Director that conflicts with the Board Rules (for the avoidance of doubt, as in effect from time to time) shall not be permitted without a resolution passed with the unanimous vote in favour of the Whole Board.
16.7	Subject to these Articles, including Articles 16.1, 16.2, 16.5, 16.8, 16.9 and 16.10, the Board, though remaining ultimately responsible, may assign certain tasks to one (1) or more permanent and/or ad hoc Board Committees from among its members as it may deem necessary or appropriate, which Board Committees may consist of two (2) or more Directors. Subject to these Articles, including Articles 16.1, 16.2, 16.5, 16.8, 16.9 and 16.10, the composition of any Board Committee shall be determined by the Board, subject to the requirements set out in these Articles and in the Board Rules, and the Board shall appoint the members of each Board Committee and shall determine the tasks of each Board Committee. The Board may, at any time, change the duties and the composition of each Board Committee, provided that, any such changes shall require a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board. In any event, the Board shall constitute the following Board Committees: the Finance Committee; the Audit Committee; the Nominating and Corporate Governance Committee; and the Compensation Committee. The rules for the meetings and resolutions of the Board shall apply mutatis mutandis to the meetings and resolutions of the Board Committees.
16.8	Directors O and Directors P shall be equally represented on all Board Committees.
16.9	The Chairman of each of the Audit Committee and the Compensation Committee shall at all times be a Director O, and the Chairman of each of the Finance Committee and the Nominating and Corporate Governance Committee shall at all times be a Director P. The designation of a person for such role shall be made in a manner consistent with Articles 13.5 and 16.10.
16.10	The Directors comprising the Nominating and Corporate Governance Committee shall be exclusively authorised to resolve on behalf of the Board upon the appointment of Directors to a Board Committee (and their respective Chairperson) as follows: the subcommittee of the Nominating and Corporate Governance Committee comprised exclusively of the Directors O shall exclusively resolve upon any appointment of a Director O to a Board Committee (including any person specified as a Director O or Director P in Article 16.9), and the subcommittee of the Nominating and Corporate Governance Committee comprised exclusively of Directors P shall exclusively resolve upon any appointment of a Director P to a Board Committee (including any person specified as a Director O or Director P in Article 16.9).
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17	Representation; Conflicts of Interest
17.1	The Company shall be represented by the Board. The Company may also be represented by the Executive Directors in office acting jointly (for the avoidance of doubt, if only one Executive Director is in office, such Executive Director shall be authorised to represent the Company acting solely).
17.2	The Board may appoint additional persons with general or limited power to represent the Company. Each such person shall be competent to represent the Company, subject to the restrictions imposed on him or her. The Board may determine each such person’s title. Each such person may be suspended and dismissed, and/or his or her powers revoked, by the Board.
17.3	Subject to the Board Rules and in accordance with Section 2:129, subsection 6, of the Dutch Civil Code, for a matter in which a Director has a personal interest that conflicts directly or indirectly with the interests of the Company or the enterprise associated with the Company, he or she shall not participate in the decision-making process with respect to such matter. During the Initial Board Term, in any such case (other than as contemplated by Article 13.11), in addition to any other requirement specified under applicable law, the rules of any Exchange, these Articles or the Board Rules, the decision-making process with respect to such matter shall require the approval of (a) at least two-thirds (2/3) of the Directors entitled to vote in respect of such matter and (b) at least a majority of each of the Directors O and Directors P, respectively, entitled to vote with respect to such matter. If, however, no resolution of the Board with respect to a matter could be otherwise adopted as a result of the first sentence of this Article 17.3, the resolution of the Board may nonetheless be adopted.
18	Approval of Board Resolutions
18.1	Resolutions of the Board entailing a significant change in the identity or character of the Company Group or its business are subject to the approval of the General Meeting, including, in any case:
(a)	the transfer of all or nearly all of the business of the Company Group to a third party;
(b)	entering into or termination of long-term co-operations of the Company or a Subsidiary with any other legal entity or company or as fully liable partner in a limited partnership or general partnership, if this co-operation or termination is of major significance for the Company Group; and
(c)	acquiring or disposing of participating interests in the capital of a company of at least one-third (1/3) of the sum of the assets of the Company as shown on its balance sheet plus explanatory notes or, if the Company prepares a consolidated balance sheet, its consolidated balance sheet plus explanatory notes according to the last adopted annual accounts of the Company, by the Company or a Subsidiary.
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18.2	The absence of approval by the General Meeting of a resolution as referred to in Article 18.1 shall not affect the authority of the Board or the Executive Director(s) to represent the Company.
19	Vacancy or Inability to Act During the Initial Board Term
19.1	In the event of the resignation, removal or death (or other circumstance resulting in vacancy), as applicable, of a Director (including any Group Chairman or Group Vice Chairman other than the resignations pursuant to Article 14.2 or Article 14.4), a replacement candidate shall be appointed by the Board following a nomination from the Nominating and Corporate Governance Committee (and the applicable subcommittee thereof) consistent with the provisions of Article 13.5, and prior to such replacement candidate becoming a Director, any resolution of the Board or a Board Committee on which such vacated Director served as of such resignation, removal or death (or other circumstance resulting in vacancy), as applicable, may only be adopted by a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board or two-thirds (2/3) of total number of Board Committee members such Board Committee would have if there were no vacancies, respectively. For purposes of this Article 19.1, a nomination pursuant to Article 13.5 shall be binding on the Nominating and Corporate Governance Committee and on the Board, which shall nominate such nominee for appointment and shall appoint such nominee, respectively, until the expiration of the term that would have applied to the applicable position had there been no such resignation, removal or death (or other circumstance resulting in vacancy), as applicable, and having the same rights, authorities and responsibilities that would have applied to the applicable position had there been no replacement pursuant to this Article 19.1, provided that (i) such term shall not extend beyond the next General Meeting of Shareholders, and (ii) without limiting Article 14.2, for the avoidance of doubt, in the event any replacement Group Co-CEO P is appointed pursuant to this Article 19.1, the term of such appointment shall also not exceed the end of the Initial Co-CEO Term. This Article 19.1 shall, for the avoidance of doubt, be subject to Article 19.2.
19.2	During the period of the Initial Board Term, in the event of the resignation, removal (in accordance with Article 16.5) or death of the Group CEO O or Group Co-CEO P, the powers, authorities, duties and responsibilities of the Group CEO O or Group Co-CEO P, as applicable, shall be temporarily entrusted to one (1) or more persons designated for that purpose by the Directors O serving on the Nominating and Corporate Governance Committee or the Directors P serving on the Nominating and Corporate Governance Committee, respectively, which shall be exclusively authorised to resolve on behalf of the Board the designation referred to above.
20	Indemnity

All current and former Directors shall:

(i)	be reimbursed or provided with an advancement for expenses in relation to conducting a defence against claims for damages or conducting a defence in other legal proceedings, and
(ii)	be reimbursed for any damages they may be ordered to pay,
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incurred due to acts or omissions in the performance of their tasks as Director or another function they fulfil or have fulfilled at the request of the Company to the fullest extent permitted by the Dutch Civil Code and other applicable law.

The Company shall indemnify all current and former Directors against financial losses that are a direct result of the foregoing. No reimbursement shall be awarded (or, to the extent applicable, advancement will be paid) and no indemnification shall be granted to a Director in case and to the extent that a court in the Netherlands irrevocably has established that the acts and omissions of such Director may be characterised as being wilfully misconducted or intentionally reckless. In addition, no reimbursement shall be given (or, to the extent applicable, advancement will be paid) to the extent that the financial losses are covered by an insurance and the insurer has settled the financial losses. On behalf of the Director concerned, the Company may take out insurance against liability. The foregoing may further implemented by the Board by means of a written agreement.

21	Financial Year and Annual Accounts
21.1	The Company’s financial year shall be the calendar year.
21.2	Annually, not later than four (4) months after the end of the financial year, the Board shall prepare annual accounts and shall deposit the same for inspection by the Shareholders at the Company’s office.
21.3	Within the same period, the Board shall also deposit the annual report for inspection by the Shareholders.
21.4	The annual accounts shall consist of a balance sheet, a profit and loss account and explanatory notes.
21.5	The annual accounts shall be signed by the Directors. If the signature of one (1) or more of them is missing, this shall be stated and reasons for this omission shall be given.
21.6	The Company shall appoint an accountant to audit the annual accounts. Such appointment shall be made by the General Meeting. If it does not proceed thereto, then the Board shall be authorised to make such appointment. The appointment may be revoked by the General Meeting as well as, in case the appointment was made by the Board, by the Board. The appointment may be revoked for sound reasons only; such reasons shall not include a difference in opinion with regard to reporting methods or audit activities.
21.7	The Company shall ensure that the annual accounts and, insofar as required, the annual report and the information to be added by virtue of the laws of the Netherlands are kept at its office as from the day on which notice of the annual General Meeting of Shareholders is given in which the annual accounts and the annual report shall be discussed and in which the adoption of the annual accounts shall be resolved upon. Shareholders may inspect the documents at that place and obtain a copy free of charge.
21.8	The annual accounts, the annual report, the information to be added by virtue of the laws of the Netherlands and the audit by an accountant, as well as deposition of documents at the Dutch Trade Register, shall furthermore comply with the provisions of Book 2, Title 9, of the Dutch Civil Code.
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22	Adoption of the Annual Accounts; Release From Liability
22.1	The General Meeting shall adopt the annual accounts.
22.2	At the General Meeting of Shareholders at which it is resolved to adopt the annual accounts, any proposals concerning release of the Executive Directors from liability for the management of the Company or the Company Group or concerning the release of the Non-Executive Directors for their supervision thereof, insofar as the exercise of their duties is reflected in the annual accounts or otherwise disclosed to the General Meeting prior to the adoption of the annual accounts, shall be brought up separately for discussion at such General Meeting of Shareholders or at a subsequent General Meeting of Shareholders.
23	Profits and Distributions
23.1	Out of the profits earned in a financial year, primarily and insofar as possible, a preferred dividend (the “Preferred Dividend”) is paid on the Preference Shares in an amount equal to (i) twelve (12) months EURIBOR, increased by (ii) a premium to be determined by the Board in line with market conditions per the date of the first issue of the Preference Shares with a maximum of [five hundred basis points (500 bps)], per annum, calculated over:
(a)	the amounts paid on the Preference Shares; and
(b)	any missing Preferred Dividend, to be calculated for this purpose over the period ending on the day this amount is made payable.

If, in a financial year, no profit is made or the profits are insufficient to allow the distribution provided for in the preceding sentence, the deficit shall be paid at the expense of the profits earned in following financial years or, if possible, at the expense of any freely distributable reserve of the Company.

23.2	The Board, in its sole discretion, shall determine which part of the profits remaining after application of Article 23.1 shall be reserved.
23.3	The allocation of profits remaining after application of Articles 23.1 and 23.2 shall be determined by the General Meeting; provided that no further distributions shall be made on the Preference Shares.
23.4	Distribution of profits shall be made after adoption of the annual accounts if permissible under the laws of the Netherlands given the contents of the annual accounts.
23.5	The Board may, prior to the adoption of the annual accounts in any financial year, resolve to make one (1) or more interim (including quarterly) dividends or other distributions that shall be charged against the expected dividend or other distribution of the relevant year, provided that it appears from the interim statement of assets and liabilities signed by the Board as referred to in Section 2:105, subsection 4, of the Dutch Civil Code that the amount of the dividend or distribution shall not exceed the amount of the Distributable Equity.
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23.6	The General Meeting may resolve to make distributions at the expense of any reserve of the Company, provided that such resolution may only be adopted at the proposal of the Board and only to the extent permitted by law, the rules of each Exchange and these Articles.
23.7	Distributions on Shares payable in cash shall be paid in euro, United States Dollars or such other currency as the Board determines.
23.8	Any distribution on Shares may be paid in kind in the form of Shares instead of in cash, provided that this shall at all times require the approval of the Board and, if and to the extent the Board is not authorised to issue Shares and to limit or exclude the rights of pre-emption, a resolution of the body of the Company authorised to issue Shares and to limit or exclude the rights of pre-emption.
23.9	Distributions on Shares may be made only up to an amount that does not exceed the amount of the Distributable Equity and, if it concerns an interim dividend distribution or distribution at the expense of any reserve of the Company, compliance with this requirement shall be evidenced by an interim statement of assets and liabilities as referred to in Section 2:105, subsection 4, of the Dutch Civil Code. The Company shall deposit the statement of assets and liabilities at the office of the Dutch Trade Register within eight (8) days after the day on which the resolution to make the distribution is published.
23.10	The date of payment of a distribution on Shares shall be determined by the body of the Company authorised to resolve on such distribution on Shares. A claim of a Shareholder for payment of a distribution on Shares shall be barred after five (5) years have elapsed from the date such payment became due.
23.11	If a dividend, an interim dividend or another distribution is declared, the persons entitled thereto shall be the Shareholders (or others, if they have a right to receive such dividend, interim dividend or other distribution) as at a record date to be determined by the Board for that purpose; this may not be a date which lies before the date on which the dividend, interim dividend or other distribution was declared.
23.12	No distributions shall be made on Shares held by the Company in its own capital, unless these Shares have been pledged or a usufruct has been created in these Shares and the authority to collect distributions or the right to receive distributions, respectively, accrues to the pledgee or the usufructuary, respectively. For the computation of distributions, the Shares, on which no distributions shall be made pursuant to this Article 23.12, shall not be taken into account.
24	Annual General Meetings of Shareholders
24.1	The annual General Meeting of Shareholders shall be held within six (6) months after the end of the financial year.
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24.2	The agenda for the annual General Meeting of Shareholders shall contain the following business to be discussed:
(a)	discussion of the annual report;
(b)	discussion and adoption of the annual accounts;
(c)	release from liability of the Executive Director(s) for his or her management during the financial year concerned and of the Non-Executive Directors for their supervision thereon;
(d)	appointments for any vacancies on, and/or re-elections of Directors to, as applicable, the Board;
(e)	allocation of profits; and
(f)	any other business presented for discussion by the Board or by Shareholders taking into account the provisions of these Articles and announced with due observance of Article 26.
25	Other General Meetings of Shareholders
25.1	Other General Meetings of Shareholders shall be held when required by law and otherwise as often as the Board deems necessary (which, during the Initial Board Term, shall require a resolution approved by two-thirds (2/3) of the Whole Board), without prejudice to this Article 25.
25.2	Shareholders may request the Board to convene a General Meeting of Shareholders only to the extent provided by the laws of the Netherlands.
26	Notice, Agenda and Venue of Meetings
26.1	Notice of General Meetings of Shareholders shall be given by the Board.
26.2	Notice of the meeting shall be given with due observance of the minimum convening period under the applicable laws of the Netherlands.
26.3	The notice of the meeting shall always contain or be accompanied by the agenda for the meeting, without prejudice to the statutory provisions regarding reduction of the issued capital and amendment of these Articles.
26.4	Items for which a written request has been filed to discuss at the General Meeting of Shareholders, by one (1) or more holders of Shares, alone or jointly representing at least three-hundredths (3/100) part of the Company’s issued share capital or such other part of the Company’s issued capital as may be required in this respect by the laws of the Netherlands from time to time, shall be included in the notice or announced in the same manner, provided that the Company received the substantiated request or a proposal for a resolution no later than on the sixtieth (60th) day before the date of the meeting and shall be published on the Company’s website.
26.5	A General Meeting of Shareholders may be convened by electronic means of communication that is directly and permanently accessible until the meeting and furthermore in such other manner as may be required to comply with any applicable rules of each Exchange.
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26.6	The notice convening the meeting shall be sent to the addresses of the Shareholders shown in the register of Shareholders. With the consent of a Shareholder or the pledgee or usufructuary with voting rights, the notice of the meeting may also be given by a legible and reproducible message sent through electronic means of communication to the address provided for the purposes thereof by that Shareholder, pledgee or usufructuary to the Company.
26.7	General Meetings of Shareholders shall be conducted in the English language and shall be held in Amsterdam, Haarlemmermeer (Schiphol Airport), Rotterdam or The Hague.
27	Admittance and Rights at Meetings
27.1	Each Shareholder shall be entitled to attend the General Meetings of Shareholders, to address the meeting and, if the voting rights accrue to him or her, to exercise his or her voting rights, provided that the Board has been notified in writing of the intention to attend the meeting. Such notice must be received by the Board not later than on the date specified in the notice of the meeting.

27.2      The right to participate in the meeting in accordance with Article 27.1 may be exercised by a proxy authorised in writing, provided that the power of attorney has been received by the Board not later than on the date specified in the notice of the meeting. The requirement that the proxy must be in writing is complied with if the proxy is recorded electronically. The power of attorney may be provided to the Board by electronic means of communication.

27.3	If the voting rights attributable to a Share accrue to the usufructuary or the holder of a right of pledge on Shares, instead of to the holder of Shares, the holder of Shares shall likewise be authorised to attend the General Meeting of Shareholders and to address such meeting, provided that the Board has been notified of the intention to attend the meeting in accordance with Articles 27.1 and 27.2.
27.4	The persons who, on the record date specified in the convening notice are entitled to participate in and exercise voting rights at a General Meeting of Shareholders and have their names recorded as such in a register designated by the Board for that purpose, shall be considered entitled to participate in and exercise voting rights at the relevant General Meeting of Shareholders in respect of those Shares, irrespective of who is entitled to the underlying Shares at the actual time of the relevant General Meeting of Shareholders.
27.5	The Board may determine that the rights in respect of attending meetings referred to in Article 27.1 may be exercised by electronic means of communication, either in person or by a proxy authorised in writing. In order to do so, a person entitled to attend the meeting must, through the electronic means of communication, be identifiable, be able to directly observe the proceedings at the meeting, be able to participate in the discussions and, if the voting rights accrue to him or her, be able to exercise his or her voting rights. The Board may attach conditions to the use of the electronic means of communication, which conditions shall be announced with the notice of the meeting.
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27.6	At a meeting, each person present with voting rights, or his or her proxy authorised in writing, must sign the attendance list. The chairman of the meeting may decide that the attendance list must also be signed by other persons present at the meeting. The names of the persons who participate in the meeting pursuant to Article 27.5 shall be added to the attendance list.

27.7      The Directors shall, as such, have the right to attend and give advice in the General Meetings of Shareholders.

27.8	The chairman of the meeting shall decide on the admittance of other persons to the meeting.
28	Chairman and Secretary of the Meeting
28.1	General Meetings of Shareholders shall be presided over by the Group Chairman or, in the event of his or her absence, the Group Vice Chairman, if applicable, or, in the event of his or her additional absence, such other Director as may be appointed by the Group Chairman or, failing such appointment, by majority vote of the Directors present at the meeting.
28.2	If the chairman of the meeting has not been appointed in accordance with Article 28.1, the General Meeting itself shall appoint a chairman of the meeting. Until that moment, a member of the Board appointed for that purpose by the Board shall act as chairman of the meeting.
28.3	The chairman of the meeting shall appoint a secretary for the meeting.
29	Minutes; Recording of Shareholders' Resolutions
29.1	The secretary of a General Meeting of Shareholders shall keep minutes of the proceedings at the meeting. The minutes shall be adopted by the chairman and the secretary of the meeting and as evidence thereof shall be signed by them.
29.2	The chairman of the meeting or those who convened the meeting may determine that a notarial record must be prepared of the proceedings at the meeting. The notarial record shall be co-signed by the chairman of the meeting.
29.3	The Board shall keep record of all resolutions adopted by the General Meeting. If the Board is not present or represented at a meeting, the chairman of the meeting shall ensure that the Board is provided with a transcript of the resolutions adopted, as soon as possible after the meeting. The records shall be deposited at the Company’s office for inspection by the Shareholders. On application, each of them shall be provided with a copy of or an extract from the records at not more than cost price.
30	Adoption of Resolutions in a Meeting
30.1	Each Share confers the right to cast one (1) vote.
30.2	Except to the extent that the laws of the Netherlands or these Articles or the Board Rules provide otherwise, all resolutions of the General Meeting shall be adopted by a simple majority of the votes cast, without a quorum being required.
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30.3	If there is a tie in voting, the proposal shall be deemed to have been rejected, without prejudice to Article 31.3.
30.4	If the formalities for convening and holding of General Meetings of Shareholders, as prescribed by the laws of the Netherlands or these Articles, have not been complied with, valid resolutions of the General Meeting may only be adopted in a meeting, if in such meeting all of the Company’s issued capital is present or represented and such resolutions are carried by unanimous vote.
30.5	When determining how many votes are cast by Shareholders, how many Shareholders are present or represented or what portion of the Company’s issued capital is present or represented, no account shall be taken of Shares for which no vote may be cast pursuant to the laws of the Netherlands.
31	Voting
31.1	Blank and invalid votes shall not be counted as votes.
31.2	Resolutions may be adopted by acclamation if none of the persons with voting rights present or represented at the meeting objects.
31.3	The chairman’s decision at the meeting on the result of a vote shall be final and conclusive. However, if the correctness of such decision is challenged immediately after it is pronounced, a new vote shall be taken if either the majority of the persons with voting rights present or represented at the meeting or, where the original vote was not taken by roll call or in writing, any person with voting rights present or represented at the meeting, so demands. The legal consequences of the original vote shall be made null and void by the new vote.
32	Meetings of Holders of Preference Shares
32.1	Meetings of holders of Preference Shares shall be held as frequently as a resolution is required by the meeting in question and as frequently as is deemed desirable by the Board or by holder(s) of Preference Shares holding at least [●] percent ([●]%) of the Company’s outstanding Preference Shares.
32.2	Articles 24 through 31 shall apply mutatis mutandis to meetings of holders of Preference Shares, provided that (i) the convocation shall be made no later than on the eighth (8th) day preceding the meeting; (ii) in deviation from Article 28, the meeting of holders of Preference Shares shall appoint its own chairman; and (iii) the convocation shall be made by means of a notice of the meeting at the addresses of the holders of Preference Shares listed in the shareholders’ register or to the extent the holder of Preference Shares consents thereto, he or she may be notified by a legible message sent electronically to the address that he or she has given to the Company for this purpose.
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33	Amendment of the Articles; Change of Corporate Form
33.1	The General Meeting may resolve to amend these Articles, provided that such resolution may only be adopted at the proposal of the Board, which shall require a resolution adopted by two-thirds (2/3) of the Whole Board. When a proposal to amend these Articles is to be made to the General Meeting, the notice convening the General Meeting of Shareholders must state so and a copy of the proposal, including the verbatim text thereof, shall be deposited and kept available at the Company’s office for inspection by the Shareholders, until the conclusion of the meeting. From the day of deposit until the day of the meeting, a Shareholder shall, on application, be provided with a copy of the proposal free of charge. An amendment of these Articles shall be laid down in a notarial deed.
33.2	Subject to the applicable laws of the Netherlands, the Company may change its corporate form into a different legal form only at the proposal of the Board. A change of the corporate form shall not terminate the existence of the legal entity.
34	Statutory Merger and Statutory Demerger
34.1	The Company may enter into a statutory merger with one (1) or more other legal entities. A resolution to effect a merger may only be adopted on the proposal of the Board, which, during the Initial Board Term, shall require a resolution adopted by two-thirds (2/3) of the Whole Board. Notwithstanding Article 30.2, the resolution to effect a merger shall be adopted by the General Meeting by a resolution passed with at least two-thirds (2/3) majority of the votes cast if less than fifty percent (50%) of the Company's issued share capital is present or represented at the General Meeting of Shareholders. However, in the cases referred to in Section 2:331 of the Dutch Civil Code, the resolution to effect a merger may be adopted by the Board.
34.2	The Company may be a party to a statutory demerger, which shall include both a split-up and a spin-off (“Demerger”). A resolution to effect a Demerger may only be adopted on the basis of a proposal by the Board, which, during the Initial Board Term, shall require a resolution adopted by two-thirds (2/3) of the Whole Board. Notwithstanding Article 30.2, the resolution to effect a Demerger shall be adopted by the General Meeting by a resolution passed with at least a two-thirds (2/3) majority of the votes cast if less than fifty percent (50%) of the Company's issued share capital is present or represented at the General Meeting of Shareholders. However, in the cases referred to in Section 2:334ff of the Dutch Civil Code, the resolution to effect a Demerger may be adopted by the Board.
34.3	Statutory mergers and statutory demergers shall furthermore be subject to the relevant provisions of Book 2, Title 7, of the Dutch Civil Code.
35	Dissolution and Liquidation
35.1	The Company may be dissolved pursuant to a resolution to that effect by the General Meeting, provided that such resolution may only be adopted at the proposal of the Board, which, during the Initial Board Term, shall require a resolution adopted by two-thirds (2/3) of the Whole Board. When a proposal to dissolve the Company is to be made to the General Meeting, this must be stated in the notice convening the General Meeting of Shareholders.
35.2	If the Company is dissolved pursuant to a resolution of the General Meeting, the Group CEO shall become the liquidator(s) of the dissolved Company’s assets, unless the General Meeting resolves to appoint one (1) or more other persons as liquidator(s), and the Non-Executive Directors shall be charged with the supervision thereof.
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35.3	During liquidation, these Articles shall remain in force to the extent possible.
35.4	From the balance remaining after payment of the debts of the dissolved Company shall first, insofar as possible, be paid on each Preference Share:
(a)	an amount equal to the paid-up part of the nominal value of a Preference Share;
(b)	any missing Preferred Dividend in relation to financial years prior to the financial year in which such payment is made payable; and
(c)	any Preferred Dividend accrued during the financial year in which cancellation occurs but unpaid, to be calculated for this purpose over the period ending on the day on which such payment is made payable.
35.5	The balance remaining after application of Article 35.4 shall be transferred to the holders of Ordinary Shares in proportion to the aggregate nominal value of the Ordinary Shares held by each.
35.6	After the end of the liquidation, the books, records and other data carriers of the dissolved Company shall remain in the custody of the person designated for that purpose by the General Meeting, and in the absence thereof the person designated for that purpose by the liquidators, for a period as prescribed by the laws of the Netherlands.
35.7	In addition, the liquidation shall be subject to the relevant provisions of Book 2, Title 1, of the Dutch Civil Code.
36	Transitional Provision: Governance of the Company After the Initial Board Term

Beginning immediately following the conclusion of the Initial Board Term (for the avoidance of doubt, this provision shall be applicable to any General Meeting occurring after the Initial Board Term), the Articles 13 up to and including 16, and Article 19, will read as follows:

“13 Composition of the Board; Remuneration of the Board

13.1	The board shall consist of:
(i)	the Group CEO, who shall be an Executive Director; and
(ii)	such number of persons determined by the Board, which shall not exceed fifteen (15) persons, who shall be Non-Executive Directors.

At least a majority of the Non-Executive Directors shall qualify as “independent” under the applicable rules of each Exchange.

13.2	Each Director shall be appointed by the annual General Meeting of Shareholders for a term expiring at the end of the next annual General Meeting of Shareholders and shall serve until his or her successor is elected or, if earlier, upon such Director’s resignation, removal or death.
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13.3	Except as otherwise required by these Articles or the Board Rules, the Board may, in its sole discretion, determine whether or not to use a binding nomination process. In the event of any such binding nomination process, the Nominating and Corporate Governance Committee shall, in compliance with applicable law and the listing requirements of any Exchange, recommend to the Non-Executive Directors persons for appointment as Directors, and the Non-Executive Directors shall submit a binding nomination in accordance with Section 2:133 of the Dutch Civil Code to nominate persons for appointment as Directors (including to specify in any such nomination whether the nomination is for appointment as a Non-Executive Director or as an Executive Director in accordance with these Articles and the Board Rules) at the General Meeting of Shareholders, and the General Meeting shall appoint Directors solely from such binding nominations; provided, however, that the General Meeting may, by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued capital, resolve that the candidates proposed pursuant to any binding nomination shall not be appointed as Directors, in which case, consistent with the foregoing, the Nominating and Corporate Governance Committee and the Non-Executive Directors shall have the right to submit a new binding nomination (for the avoidance of doubt, comprised of nominees selected in accordance with these Articles and the Board Rules) with respect to any Board seats that are to be filled for the appointment of Directors at a further General Meeting of Shareholders, and the General Meeting shall appoint Directors solely from such binding nominations; provided, however, that the General Meeting may, by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued capital, resolve that the candidates proposed pursuant to any binding nomination shall not be appointed as Directors. Such process shall be repeated until the Board seats are filled. In the absence of a binding nomination process, Directors shall be appointed by the General Meeting by the vote in favour of at least two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company’s issued share capital or, in the case of any person nominated by the Non-Executive Directors for appointment as a Director, by the vote in favour of at least a majority of the votes cast. A Director may be reappointed with due observance of this Article 13.3.

13.4       [Reserved.]

13.5	In the event of the resignation, removal, death or failure to be elected and/or re-elected, as applicable, of a Director, the Nominating and Corporate Governance Committee shall make to the Non-Executives a recommendation for appointment in accordance with these Articles, including Article 13.3.
13.6	A Director may be suspended or removed by the General Meeting at any time by a resolution passed with at least a two-thirds (2/3) majority of the votes cast, representing more than one-half (1/2) of the Company's issued capital.

13.7      Only natural persons may be Directors.

13.8	The Company shall establish a policy on the remuneration of the Board. The policy shall be adopted by the General Meeting, upon a proposal of the Board following the recommendation of the Compensation Committee. The policy on remuneration shall, in any case, include the subjects referred to in Sections 2:383c up to and including 2:383e of the Dutch Civil Code, insofar as these relate to the Board.
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13.9	The Board shall determine, with due observance of the Board Rules and the policy referred to in Article 13.8, the remuneration for each member of the Board.
13.10	Proposals concerning plans or arrangements for share awards or share options to Directors shall be submitted by the Board following the recommendation of the Compensation Committee to the General Meeting for its approval. Such proposals must, at a minimum, state the number of shares or share options that may be granted to the Board and the criteria that apply to the granting of such shares or share options or the alteration of such arrangements.
13.11	Notwithstanding anything in these Articles or the Board Rules to the contrary, no Executive Director shall participate in the decision-making process with respect to his or her remuneration or the remuneration of any other Executive Director.

14 Group Chairman; Group Vice Chairman

14.1	One (1) Non-Executive Director shall serve as the Group Chairman. The Group Chairman shall be nominated for appointment, and/or appointed, as applicable, in accordance with these Articles and the Board Rules.
14.2	Immediately upon the conclusion of his or her term as Group CEO, the Applicable Group CEO O (as defined in Article 15.1) shall succeed to the role of Group Chairman, and the Group Chairman at such time shall resign from such position and continue as a Non-Executive Director.

15 Group CEO and Group Chairman

15.1	The Group CEO shall be the sole Executive Director of the Company and as such shall be responsible for the day-to-day business and general affairs of the Company and the Company Group as provided in Article 16. If, as of immediately following the conclusion of the Initial Board Term (as such term was used in Article 15, as in effect immediately prior to this currently effective Article 15), the Group CEO is a Group CEO O (such Group CEO O, the “Applicable Group CEO O”), then, until such time as a successor to such person as Group CEO is selected by a vote of two-thirds (2/3) of the Non-Executive Directors (such time, the “Transition Time”)), (i) such person shall serve as the sole CEO and Executive Director and shall be nominated for appointment by the General Meeting as Group CEO and Executive Director at each General Meeting, and (ii) the person serving as the Group Chairman P (as such term was used in Article 15, as in effect immediately prior to this currently effective Article 15) as of immediately following the conclusion of the Initial Board Term shall serve as Group Chairman and shall be nominated for appointment by each General Meeting as Group Chairman.
15.2	The Group CEO shall assume the typical powers, authority and responsibility of a chief executive officer, including the responsibilities and authorities as set out in the Board Rules.
15.3	Upon the Transition Time, the Applicable Group CEO O shall resign as Group CEO and succeed to the role of Group Chairman pursuant to Article 14.2.
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16 Duties and Allocation of Duties; Committees

16.1	Subject to applicable laws of the Netherlands, these Articles and the Board Rules, the Board shall divide its tasks between the Non-Executive Directors and the Executive Director. Such division of tasks shall in any event entail that the Non-Executive Directors shall supervise the policy and the fulfilment of duties of the Executive Director and the general affairs of the Company, and they shall be further entrusted with such duties as are and shall be determined by or pursuant to these Articles or as set out in the Board Rules. Without limiting the scope of the Board’s role, the Board may determine that one (1) or more Directors may validly resolve on matters that are part of such Director’s tasks. Such determination may be made as set forth in the Board Rules or otherwise in writing.
16.2	Subject to the restrictions imposed by these Articles and the Board Rules, the day to day business and general affairs of the Company and the Company Group shall be a responsibility of and managed by the Group CEO. The role of the Board is to supervise the policy of the Company Group and the Group CEO and the general course of the Company’s affairs and to advise the Group CEO. Without limiting the scope of the Board’s role, the Board may delegate its powers and authorities (including the power to sub-delegate) to: (i) the Group Chairman, the Group Vice Chairman, if applicable, and/or the Group CEO, as the case may be; and (ii) the Board Committees, where applicable. The Board shall supervise the execution of any responsibilities so delegated and is ultimately responsible for the fulfilment of its duties. The delegation by the Board of any of its powers and authorities may include the authority to adopt resolutions on behalf of the Board in respect of matters relating to such powers and authorities.
16.3	When making Board resolutions, each Director may cast one (1) vote (provided that, for the avoidance of doubt, a member representing one (1) or more absent members of the Board by written power of attorney shall be entitled to cast the vote on his or her own behalf and on behalf of each such absent member).
16.4	Except as required by law, these Articles (including Article 16.5) or the Board Rules, resolutions of the Board shall be adopted by simple majority of the votes cast. The Board may only validly adopt resolutions in a meeting at which at least the majority of the Whole Board is present or represented. A Director may authorise another Director to represent him or her at the Board meeting and vote on his or her behalf. The Board may also adopt resolutions outside a formal meeting, in writing, provided that the proposal concerned is submitted in writing to all Directors then in office and none of them objects to the proposed manner of adopting resolutions. Adoption of any such resolutions in writing shall only be effected by written statements in favour of such adoption from all Directors then in office.
16.5	Resolutions of the Board providing for or in connection with any of the following may only be adopted by a resolution passed with the vote in favour of at least two-thirds (2/3) of the Whole Board:
(a)	changes to these Articles;
(b)	de-listing of, or any action reasonably expected to result in the de-listing of Shares from any Exchange;
(c)	any change to the ticker symbol under which Shares trade on any Exchange;
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(d)	change of the Company’s tax domicile; and
(e)	any other action expressly requiring the approval of at least two-thirds (2/3) of the Whole Board under these Articles or the Board Rules.
16.6	With due observance of these Articles, the Board may establish further rules, in the Board Rules, regarding its decision-making processes and working methods, its internal organisation, the composition, duties and organisation of committees and any other matters, including matters concerning the Board, the Executive Director(s), the Non-Executive Directors, the Board Committees, the Group Chairman, the Group Vice Chairman and the Group CEO. The Board Rules may be amended and supplemented by the Board from time to time by a resolution passed with the vote in favour of at least a majority of the Whole Board. The Board Rules may not be amended or supplemented by Shareholders. In case a change of the Board Rules at the same time would require a change of the Articles, or would conflict with the Articles, the change shall become effective only upon a change of the Articles. Subject to any additional restrictions under the laws of the Netherlands, any action taken by the Board or any Director that conflicts with the Board Rules (for the avoidance of doubt, as in effect from time to time) shall not be permitted without a resolution passed with the unanimous vote in favour of the Whole Board.
16.7	Subject to Articles 16.1 and 16.2, the Board, though remaining ultimately responsible, may assign certain tasks to one (1) or more permanent and/or ad hoc Board Committees from among its members as it may deem necessary or appropriate, which Board Committees may consist of two (2) or more Directors. Subject to Articles 16.1 and 16.2, the composition of any Board Committee shall be determined by the Board, subject to the requirements set out in these Articles and in the Board Rules, and the Board shall appoint the members of each Board Committee and shall determine the tasks of each Board Committee. The Board may, at any time, change the duties and the composition of each Board Committee. The rules for the meetings and resolutions of the Board shall apply mutatis mutandis to the meetings and resolutions of the Board Committees.

19 Vacancy or Inability to Act.

19.1	If a seat on the Board is vacant or a Director is unable to perform his or her duties, the remaining Directors’ or Director’s duties, rights and abilities shall be unchanged from that which existed prior to such vacancy or inability of a Director to perform duties. If all seats on the Board are vacant or all Directors or the sole Director, as the case may be, are unable to perform their duties, the management of the business and affairs of the Company shall be temporarily entrusted to one (1) or more persons designated for that purpose by the General Meeting.

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